Abdi Sheikh-Ali, CPA, PLLC

450 Century Parkway, Suite 250
Allen, Texas 75013
www.abdisheikh.com

Tel. (972) 217-4646
Fax. (972) 217-4645
cpa@abdisheikh.com

Ms. Arden Anderson, Esq.
Crowdfunding Lawyers
1431 E. McKinney St. #130
Denton, Texas 76209

October 27, 2023

Ms. Anderson:

We hereby consent to the inclusion in this Offering Statement on Form 1-A of our report dated October 24, 2023, of Avvenire Electric Vehicle International Corp. related to the audit of the financial statements as of December 31, 2022, and for the inception-to-date period then ended and the reference to our firm under the caption "Experts" in the Offering Statement.

We consent to the inclusion in the foregoing Regulation A Offering Circular of our report dated October 24, 2023 relating to the consolidated financial statements of Avvenire Electric Vehicle International Corp. as of December 31, 2022, and for the inception-to-date period then ended. We also consent to the reference to our firm under the caption "Experts".

Abdi Sheikh-Ali, CPA, PLLC

Abdi Sheikh-Ali, CPA, PLLC
Allen, Texas